Exhibit 10.2

COMMON STOCK DELIVERY AGREEMENT

This agreement (“Agreement”) is being made this 22nd day of November, 2006 by and between Duke Realty Limited Partnership, an Indiana limited partnership (the “Issuer”), and Duke Realty Corporation, an Indiana corporation (the “Parent”).

Recitals

WHEREAS, the Parent is the sole general partner of the Issuer;

                WHEREAS, the Issuer and the Parent have entered into a purchase agreement dated as of November 16, 2006 (the “Purchase Agreement”) with Morgan Stanley & Co. Incorporated, UBS Securities LLC and Citigroup Global Markets Inc. as representatives of the initial purchasers (the “Initial Purchasers”), providing for the issuance and sale by the Issuer in an offering under Rule 144A promulgated under the Securities Act of 1933, as amended (the “Act”), of $575,000,000 principal amount of its 3.75% Senior Exchangeable Senior Notes due 2011 (the “Securities”), which Securities may be exchangeable under certain circumstances into cash, shares of common stock, par value $0.01 per share, of the Parent (the “Common Stock”), or a combination thereof; and

WHEREAS, concurrently with the execution of the Purchase Agreement, the Parent and the Issuer entered into a confirmation for a capped call (the “Confirmations”) with each of Morgan Stanley & Co. Incorporated, UBS Securities LLC, as agent for UBS AG, London Branch, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (collectively, the “Counterparties”), pursuant to which the Counterparties are required to deliver shares of Common Stock to the Issuer under certain circumstances specified in the Confirmations.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants contained herein, the parties agree as follows:

Agreement

                1.             If the Issuer is required or chooses to deliver Common Stock to the holders of the Securities upon exchange, redemption or maturity in accordance with the terms of the Securities and the Indenture, dated as of November 22, 2006, by and between the Issuer and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”), related to the Securities, then, to the extent necessary to enable the Issuer to satisfy such obligation, the Parent agrees to issue the number of shares of Common Stock that the Issuer is obligated to deliver (less the number of shares of Common Stock actually delivered to the Issuer by the Counterparties under the Confirmations), and the Issuer hereby directs the Parent to deliver, or cause to be delivered, such shares of Common Stock to the holders of the Securities on behalf of the Issuer in accordance with the Indenture.

2.             Upon any such issuance of Common Stock, the Issuer shall, in accordance with its Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) issue to the Parent on a concurrent basis a certain number of “Partnership Units” (as defined in the Partnership Agreement) equal to the number of Partnership Units the Issuer would issue to the Parent if the Parent instead issued the Common Stock to the Issuer.

3.             The Issuer hereby agrees to indemnify the Parent and each of its directors and officers (each, an “Indemnified Party”) against, and agrees to hold, save and defend each Indemnified Party, harmless from, any loss, expense or damage (including without limitation, reasonable attorneys’ fees and expenses and court costs actually incurred) suffered or incurred by an Indemnified Party by reason of anything such Indemnified Party may in good faith do or refrain from doing for or on behalf of the Issuer pursuant to this Agreement; provided, however, that the Issuer shall not be required to indemnify an Indemnified Party for any loss, expense or damage that such Indemnified Party may suffer or incur as a result of its willful misconduct or gross negligence.

4.             Miscellaneous.

                (a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT LAWS, RULES OR PRINCIPLES.

(b)           No provision of this agreement may be amended, modified, or waived, except in writing signed by both parties and with the consent of a majority in principal amount of Securities then outstanding; provided, however, that the unanimous consent of the holders of all outstanding Securities will be required in order to amend, modify, or waive the provisions of paragraph 2 hereof or to otherwise adversely affect the right of holders of Securities to exchange the Securities for Common Stock as provided in the Indenture. Any consent of the holders of the Securities shall be obtained in accordance with the applicable provisions of the Indenture.

(c)           In the event that any claim of inconsistency between this Agreement and the terms of the Indenture arise, as they may from time to time be amended, the terms of the Indenture shall control.

(d)           If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

(e)           The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights to any other person, except that the holders of the Securities shall be deemed third-party beneficiaries of this

Agreement and shall be entitled to enforce the provisions of this Agreement as if they were parties hereto.

(f)            This Agreement may not be assigned by either party without prior written consent of both parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its general partner

By:	/s/ Howard L. Feinsand
	Name:	Howard L. Feinsand
	Title:	Executive Vice President, General Counsel and Secretary

DUKE REALTY CORPORATION

By:	/s/ Howard L. Feinsand
	Name:	Howard L. Feinsand
	Title:	Executive Vice President, General Counsel and Secretary